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                                                                EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the inclusion in this registration statement of Scotsman Industries, Inc. on Form S-3 of our report dated Febuary 3, 1997, on our audits of the consolidated financial statements of Kysor Industrial Corporation and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 which report is included in the earlier effective registration statement (File No. 333-38489).


/s/ COOPERS & LYBRAND L.L.P.

Detroit, Michigan
November 25, 1997